LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of March 22, 2013 and is entered into by and between NEURALSTEM, INC., a Delaware corporation, and each of its subsidiaries, (hereinafter collectively referred to as the “Borrower”), and HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership (“Lender”).

RECITALS

A.           Borrower has requested Lender to make available to Borrower a loan in an aggregate principal amount of up to Ten Million Dollars ($10,000,000.00) (the "Term Loan");

B.           Lender is willing to make the Term Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1           Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Lender, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which grants Lender a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit I.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Lender in substantially the form of Exhibit A.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Assignee” has the meaning given to it in Section 11.13.

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“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Cash” means all cash and liquid funds.

“Change in Control” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower or any Subsidiary, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower or any Subsidiary in which the holders of Borrower or Subsidiary’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower or Subsidiary is the surviving entity, or (ii) sale or issuance by Borrower of new shares of Preferred Stock of Borrower to investors, none of whom are current investors in Borrower, and such new shares of Preferred Stock are senior to all existing Preferred Stock and Common Stock with respect to liquidation preferences, and the aggregate liquidation preference of the new shares of Preferred Stock is more than fifty percent (50%) of the aggregate liquidation preference of all shares of Preferred Stock of Borrower.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Commitment Fee” means $37,500.00, which fee is due to Lender on or prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, any obligations with respect to the financing of insurance premiums, or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

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“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning given to it in Section 9.

“Facility Charge” means $100,000, representing one percent (1.0%) of the Maximum Term Loan Amount.

“Financial Statements” has the meaning given to it in Section 7.1.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within sixty (60) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; design rights, mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

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“Interest-Only Period” means the period beginning on the Closing Date and expiring on December 1, 2013, provided the Interest-Only Period shall be the period beginning on the Closing Date and expiring on March 1, 2014 if Borrower draws the Second Advance on or before September 30, 2013.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the Intellectual Property Security Agreement, the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Warrant, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets, or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole; or (ii) the ability of Borrower to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Lender’s Liens on the Collateral or the priority of such Liens.

“Maximum Term Loan Amount” means Ten Million and No/100 Dollars ($10,000,000.00).

“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.

“Note” means a Term Note.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

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“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $250,000 outstanding at any time secured by a lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards and with respect to the financing of insurance premiums; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $200,000 at any time outstanding, (viii) other Indebtedness in an amount not to exceed $250,000 at any time outstanding, and (ix) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of travel advances in the ordinary course of business; (ix) Investments in newly-formed Subsidiaries organized in the United States, provided that such Subsidiaries enter into a Joinder Agreement promptly after their formation by Borrower and execute such other documents as shall be reasonably requested by Lender; (x) Investments in Subsidiaries organized outside of the United States approved in advance in writing by Lender provided that no such written approval will be required with regard to any Subsidiary existing on the Closing Date as disclosed on Schedule 1B; (xi) Investments in Subsidiaries planned for formation outside of the United States that are identified on Schedule 1B, so long as (A) Borrower delivers written notice to Lender concurrently with the formation of each such Subsidiary, (B) Borrower delivers a certificate for 65% of the stock of such entity and takes such other steps as Lender may require to enable Lender to perfect its security interest, and (C) Borrower’s cash Investment in such Subsidiary or Subsidiaries does not exceed 110% of the amounts shown on Schedule 1B; and (xii) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive (except to the extent disclosed on Schedule 1B) licensing of technology, the development of technology, providing of technical support, or consisting of the contribution of products derived from the Borrower’s Intellectual Property, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year.

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“Permitted Liens” means any and all of the following: (i) Liens in favor of Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money liens and liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; and (xv) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

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“Permitted Transfers” means (i) sales of Inventory, (including but not limited to stem cell inventory, equipment and products derived from the Company’s intellectual property and other technology and know-how to various joint ventures or collaborative efforts), in the normal course of business, (ii) non-exclusive (except to the extent disclosed on Schedule 1B) licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States in the ordinary course of business, or (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) Transfers made in accordance with Permitted Investments and (v) other Transfers of assets not contained in (i), (ii), (iii) and (iv) above having a fair market value of not more than $250,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to Borrower’s common stock.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.4.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“SBA” shall have the meaning assigned to such term in Section 7.14.

“SBIC” shall have the meaning assigned to such term in Section 7.14.

“SBIC Act” shall have the meaning assigned to such term in Section 7.14.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, but specifically excluding the Warrant, including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Lender in its sole discretion.

“Subsequent Financing” means the closing of any Borrower financing which becomes effective after the Closing Date but before the repayment of the Secured Obligations and results in aggregate proceeds to Borrower of at least $10,000,000.

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“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Term Loan Advance” means any Term Loan funds advanced pursuant to this Agreement.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) 11.0% plus the prime rate as reported in The Wall Street Journal minus 3.25%, or (ii) 11.0%.

“Term Loan Maturity Date” means June 1, 2016, provided Term Loan Maturity Date shall be September 1, 2016 if the Interest-Only Period is extended pursuant to Section 2.1.

“Term Note” means a Promissory Note in substantially the form of Exhibit B.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Warrant” means the warrant entered into in connection with the Loan.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

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SECTION 2. THE LOAN

2.1           Term Loan.

(a)          Advances. Subject to the terms and conditions of this Agreement, Lender will make, and Borrower agrees to draw, two Term Loan Advances, the first in a principal amount equal to $8,000,000 on the Closing Date, and the second in a principal amount of $2,000,000 at any time after Borrower satisfies the second advance conditions set forth in Section 2.1(b), but in any case not later than September 30, 2013.

(b)          Second Advance Conditions. As a condition to requesting the second Term Loan Advance, (i) Borrower shall present Lender with evidence satisfactory to Lender of the close of partnerships reasonably satisfactory to Lender generating not less than $4,500,000 in up-front cash proceeds, (ii) all of the representations and warranties set forth in Section 5 shall be true in all material respects, and (iii) an Event of Default shall not then be continuing.

(c)          Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least five business days before the Advance Date) to Lender. Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(d)          Interest. The principal balance of a Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(e)          Payment. Borrower will pay interest on each Term Loan Advance on the first day of each month, beginning the month after the Advance Date and continuing during the Interest-Only Period. Beginning on the first day of the month following the expiration of the Interest-Only Period, Borrower shall repay the aggregate Term Loan principal balance that is outstanding on such date in 30 equal monthly installments of principal and interest (mortgage style). The entire Term Loan principal balance and all accrued but unpaid interest shall be due and payable on Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable under this Agreement or the Term Note.

(f)          Optional Payment in Cash or Conversion to Common Stock of Monthly Amount or Prepayment Principal Amount.

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(i)          Borrower Election for Payment in Cash or Conversion to Common Stock. Subject to satisfaction of the Conversion Conditions and compliance with the other terms and conditions of this Section 2.1(f) Borrower may elect to pay, in whole or in part, any regularly scheduled installment of principal (a “Principal Installment Payment”) up to an aggregate maximum amount of $1,000,000 by converting a portion of the principal of the Note into shares of Common Stock in lieu of payment in cash (such option, the “Conversion Option”). In order to validly exercise a Conversion Option, Borrower (A) must deliver written notice thereof, in the form attached hereto as Exhibit I, to Lender (a “Conversion Election Notice”) five (5) days prior to the applicable due date of the Principal Installment Payment (the “Principal Installment Due Date”) and (B) shall (provided that Borrower’s transfer agent is participating in the Fast Automated Securities Transfer Program of the Depository Trust Company) credit to Lender by no later than the first trading day following the applicable Principal Installment Due Date (such date, the “Delivery Date”) such aggregate number of shares of Common Stock to be issued to Lender with respect to such Conversion Election Notice, as determined in accordance with this Section 2.1(f) (which shares shall be free of any restrictions on transfer), by no later than the first trading day following the applicable Delivery Date. All payments in respect of a Principal Installment Payment shall be made in cash, unless (i) Borrower timely delivers a Conversion Election Notice in accordance with the immediately preceding sentence, (ii) Borrower timely credits the shares of Common Stock to Lender, free of restrictive legends, in accordance with this Section 2.1(f) and (iii) the Conversion Conditions are satisfied in respect of such payment. A Conversion Election Notice, once delivered by Borrower, shall be irrevocable unless otherwise agreed, in writing, by Lender. If Borrower elects to make a Principal Installment Payment, in whole or in part, through conversion of such amount into shares of Common Stock, the number of such shares of Common Stock to be issued in respect of such Principal Installment Payment shall be equal to the number determined by dividing (x) the principal amount to be paid in shares of Common Stock by (y) the Fixed Conversion Price. For purposes hereof, the “Fixed Conversion Price” shall be the price which is 15% higher than the applicable Exercise Price (as defined in the Warrant); provided, however, that upon the occurrence of any stock split, stock dividend, combination of shares or reverse stock split pertaining to the Common Stock, the Fixed Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in the shares of Common Stock issued and outstanding as a result of such stock split, stock dividend, combination of shares or reverse stock split. Any shares of Common Stock issued pursuant to a Conversion Election Notice shall be deemed to be issued upon conversion of the Note.

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(ii)         Conversion Conditions. Notwithstanding the foregoing, Borrower’s right to deliver, and Lender’s obligation to accept, shares of Common Stock in lieu of payment in cash of a Principal Installment Payment is conditioned on the satisfaction of each of the following conditions (the “Conversion Conditions”) as of such Delivery Date: (A) the closing price of the shares of Common Stock as reported by Bloomberg, L.P. on the NYSE MKT stock market (the “NYSE MKT”) for each of the seven (7) consecutive trading days immediately preceding the Delivery Date shall be greater than or equal to the Fixed Conversion Price; (B) the Common Stock issued in connection with any such payment does not exceed 15% of the total trading volume of the Common Stock for the twenty-two (22) consecutive trading days immediately prior to and including such Delivery Date; (C) only one Conversion Election Notice may be given in any calendar month during the amortization period; (D) the aggregate principal amount to be paid in shares of Common Stock pursuant to Section 2.1(f)(i) of this Agreement shall not exceed One Million Dollars ($1,000,000); (E) the Common Stock is (and was on each of the twenty-two (22) consecutive trading days immediately preceding such Delivery Date) quoted or listed on the NYSE MKT or other national securities exchange; (F) a registration statement is effective and available for the resale of all of the shares of Common Stock to be delivered on such Delivery Date, or such shares of Common Stock are eligible for resale to the public pursuant to Rule 144 without any limitation; (G) after giving effect to the issuance of such shares of Common Stock to Lender, Lender would not (A) beneficially own, together with its affiliates, Common Stock in excess of the limitations specified in subsection (f)(iii) below and (B) have been issued shares of Common Stock pursuant to all Conversion Election Notices in an aggregate amount in excess of the Cap, as defined in subsection (f)(iii) below; (H) as of such Delivery Date, there is no outstanding Event of Default and there is no breach or default that, if left uncured, would result in an Event of Default; and (I) Borrower shall have sufficient authorized but unissued shares of Common Stock to provide for the issuance of the shares of Common Stock pursuant to the Conversion Election Notice. If any of the Conversion Conditions are not satisfied as of a Delivery Date, Borrower shall not be permitted to pay, and Lender shall not be obligated to accept, the Principal Installment Payment in shares of Common Stock, and Borrower shall instead pay such principal amount in cash; provided, however, that the Conversion Conditions set forth in clauses (A), (B), (C), (E), (F) and (H) above may be waived by a writing executed by both Borrower and Lender. In the event the Company is relying upon an effective registration statement to satisfy clause (F) of the Conversion Conditions, each of the Company and Lender shall provide customary indemnification to one another with respect to such registration statement in a form acceptable to the Company and Lender. By no later than the first trading day following the Delivery Date, Borrower shall (provided that Borrower’s transfer agent is participating in the Fast Automated Securities Transfer Program of the Depository Trust Company) credit to Lender the shares of Common Stock to be delivered by Borrower with respect to the portion of the Principal Installment Payment being paid in shares of Common Stock.

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(iii)        Lender Election for Payment in Cash or Conversion to Common Stock. Subject to satisfaction of the Conversion Conditions and compliance with the other terms and conditions of this Section 2.1(f), with respect to any Principal Installment Payment scheduled from Borrower, Lender may elect to receive such payment in Common Stock by requiring Borrower to effect a Conversion Option. In order to effect such a Conversion Option, Lender shall (A) deliver a Conversion Election Notice to Borrower five (5) days prior to (i) the applicable Principal Installment Due Date. Borrower shall (provided that Borrower’s transfer agent is participating in the Fast Automated Securities Transfer Program of the Depository Trust Company) credit to Lender by no later than the Delivery Date such aggregate number of shares of Common Stock to be issued to Lender with respect to such Conversion Election Notice, as determined in accordance with this Section 2.1(f) (which shares shall be free of any restrictions on transfer), by no later than the first trading day following the applicable Delivery Date. A Conversion Election Notice, once delivered by Lender, shall be irrevocable unless otherwise agreed, in writing, by Borrower. If Lender elects to receive a Principal Installment Payment in whole or in part, through conversion of such amount into shares of Common Stock, the number of such shares of Common Stock to be issued in respect of such Principal Installment Payment shall be equal to the number determined by dividing (x) the principal amount to be paid in shares of Common Stock by (y) the Fixed Conversion Price; provided, however, that upon the occurrence of any stock split, stock dividend, combination of shares or reverse stock split pertaining to the Common Stock, the Fixed Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in the shares of Common Stock issued and outstanding as a result of such stock split, stock dividend, combination of shares or reverse stock split. Any shares of Common Stock issued pursuant to a Conversion Election Notice shall be deemed to be issued upon partial conversion of the principal of the Note. Notwithstanding the foregoing, Lender’s right to receive, and Borrower’s obligation to issue, shares of Common Stock in lieu of payment in cash of a Principal Installment Payment is conditioned on the satisfaction of each of the following conditions as of such Delivery Date: (A) only one Conversion Election Notice may be given in any calendar month during the amortization period; and (B) the aggregate principal amount to be paid in shares of Common Stock pursuant to Section 2.1(f)(iii) of this Agreement shall not exceed One Million Dollars ($1,000,000).

(iv)        Beneficial Ownership Limitation. Notwithstanding any provision herein to the contrary, Lender, together with its affiliates, shall not be permitted to beneficially own a number of shares of Common Stock (other than shares that may be deemed beneficially owned except for being subject to a limitation analogous to the limitation contained in this Section 2.1(f)(iii)) in excess of 9.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of Borrower and Lender that Lender, together with its affiliates, not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding at any time; provided, however, that Lender shall have the right, upon 61 days’ prior written notice to Borrower, to waive the 9.99% limitation of this subsection. Notwithstanding anything contained herein to the contrary, Borrower shall not be permitted to issue to Lender, and Lender shall not be required to accept, shares of Common Stock pursuant to a Conversion Election Notice if and to the extent such issuance, when taking together with all other issuances pursuant to prior Conversion Election Notices, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the date of this Agreement or (B) Lender, together with its affiliates, beneficially owning in excess of 19.99% of the outstanding Common Stock (each of clauses (A) and (B) are referred to herein as the “Cap”). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For any reason at any time, upon written or oral request of Lender, Borrower shall within one business day confirm orally and in writing to Lender the number of shares of Common Stock then issued and outstanding as of any given date.

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(v)         Rule 144. With a view to making available to Lender the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit Lender to sell shares of Common Stock issued pursuant to Section 2.1(f) of this Agreement to the public without registration, Borrower covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until six (6) months after such date as all of the shares of Common Stock issued pursuant to Section 2.1(f) of this Agreement may be sold without restriction by Lender pursuant to Rule 144 or any other rule of similar effect; (ii) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Borrower under the 1934 Act; and (iii) furnish to Lender upon request, as long as Lender owns any shares of Common Stock issued pursuant to Section 2.1(f) of this Agreement, such information as may be reasonably requested in order to avail Lender of any rule or regulation of the SEC that permits the selling of any such shares of Common Stock without registration.

(vi)        Stock Reservation. Borrower covenants and agrees to reserve from its duly authorized capital stock not less than the number of shares of Common Stock that may be issuable upon payment of any Principal Installment Payment pursuant to Section 2.1(f) of this Agreement. Borrower further represents, warrants and covenants that, upon issuance of any shares of Common Stock pursuant to Section 2.1(f) of this Agreement, such shares of Common Stock shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof.

(vii)       Authorization. For so long as Lender holds any shares of Common Stock issued pursuant to Section 2.1(f) of this Agreement, Borrower shall maintain the Common Stock’s authorization for listing on NYSE MKT (or on another national securities exchange) and Borrower shall not take any action which would reasonably be expected to result in the delisting or suspension of the Common Stock on NYSE MKT (or other national securities exchange on which the Common Stock is listed).

2.2           Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

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2.3           Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to four percent (4%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or Section 2.3, as applicable.

2.4           Prepayment. At its option upon at least 7 business days prior notice to Lender, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, 3.0%; after twelve (12) months but prior to twenty four (24) months, 2.0%; and thereafter, 1.0% (each, a “Prepayment Charge”). Notwithstanding the above, Borrower at any time prior to the Term Loan Maturity Date may make a single prepayment of less than all of the outstanding Advances by paying the portion of the principal balance being prepaid, all accrued and unpaid interest thereon, together with the applicable Prepayment Charge. Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control.

2.5           End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $350,000.00. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date. For purposes of clarity, no interest shall be payable upon such amount until the occurrence of a condition contained in sections 2.5 (i), (ii) or (iii).

2.6           Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any person who is an assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

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SECTION 3. SECURITY INTEREST

3.1           As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Lender a security interest in all of Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (including without limitation Intellectual Property); (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any foreign Subsidiary that constitutes a Permitted Investment); (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Lender; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1           Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Lender the following:

(a)          executed originals of the Loan Documents, Account Control Agreements, and all other documents and instruments reasonably required by Lender to effectuate the transactions contemplated hereby or to create and perfect the Liens of Lender with respect to all Collateral, in all cases in form and substance reasonably acceptable to Lender;

(b)          certified copy of resolutions of Borrower’s board of directors evidencing approval of (i) the Loan and other transactions evidenced by the Loan Documents; and (ii) the Warrant and transactions evidenced thereby;

(c)          certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d)          a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other United States jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e)          payment of the Facility Charge and reimbursement of Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance; and

(f)          such other documents as Lender may reasonably request.

4.2           All Advances. On each Advance Date:

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(a)          Lender shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Lender may reasonably request.

(b)          The representations and warranties set forth in this Agreement and in Section 5 and in the Warrant shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)          Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d)          Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3           No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1           Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all United States jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Lender after the Closing Date.

5.2           Collateral. Borrower owns the Collateral, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Lender a Lien in the Collateral as security for the Secured Obligations.

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5.3           Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents, and Borrower’s execution of the Warrant, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate or Articles of Incorporation (as applicable), bylaws, or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person. The individual or individuals executing the Loan Documents and the Warrant are duly authorized to do so.

5.4           Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5           Actions Before Governmental Authorities. To the best of the Company’s knowledge, and except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property.

5.6           Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing indebtedness, or any other material agreement to which it is a party or by which it is bound.

5.7           Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Lender in connection with any Loan Document or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Lender shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors.

5.8           Tax Matters. Except as described on Schedule 5.8, (a) Borrower has filed all federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

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5.9           Intellectual Property Claims. Except as described on Schedule 5.9, Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10         Intellectual Property. Except as described on Schedule 5.10, Borrower has, or in the case of any proposed business, will have, all material rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11         Borrower Products and Intellectual Property. Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. Neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.

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5.12         Financial Accounts. Exhibit E, as may be updated by the Borrower in a written notice provided to Lender after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13         Employee Loans. Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.14         Capitalization and Subsidiaries. Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1           Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $1,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain directors and officers’ insurance of not less than $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2           Certificates. Borrower shall deliver to Lender certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Lender is an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Lender of cancellation or any other change adverse to Lender’s interests. Any failure of Lender to scrutinize such insurance certificates for compliance is not a waiver of any of Lender’s rights, all of which are reserved.

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6.3           Indemnity. Borrower agrees to indemnify and hold Lender and its officers, directors, employees, agents, in-house attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Lender or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents, excluding the Warrant, or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims resulting from Lender’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

SECTION 7. COVENANTS

Borrower agrees as follows:

7.1           Financial Reports. For so long as any of the Secured Obligations are outstanding, Borrower shall furnish to Lender the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)          as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)          as soon as practicable (and in any event within 50 days), concurrently with SEC filings made after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments; as well as the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options, provided, however, that such documents will be deemed to be delivered on the date that the SEC makes such documents publicly available, Borrower advises Lender of the same and provides a link to such documents;

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(c)          as soon as practicable (and in any event within one hundred fifty (150) days) after the end of each fiscal year, unqualified (except as may be qualified by a going concern qualification made solely because of the incorporation of Section 9.3 into this Agreement) audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, which Lender confirms that Stegman & Company is reasonably acceptable, accompanied by any management report from such accountants, provided, however, that such documents will be deemed to be delivered on the date that the SEC makes such documents publicly available, Borrower advises Lender of the same and provides a link to such documents;

(d)          as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit F;

(e)          as part of the report to be provided pursuant to Section 7.1 (a) the Borrower will provide agings of accounts receivable and accounts payable;

(f)          promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its Preferred Stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange, however, any such documents will be deemed to be delivered on the date that the SEC makes such documents publicly available, Borrower advises Lender of the same and provides a link to such documents;

and

(g)          financial and business projections promptly following their approval by Borrower’s Board of Directors, as well as budgets, operating plans and other financial information reasonably requested by Lender.

Borrower shall not make any change in its (a) accounting policies or reporting practices, except as required by GAAP or (b) fiscal years or fiscal quarters without the prior written consent of Lender which shall not be unreasonably withheld. The fiscal year of Borrower shall end on December 31.

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The executed Compliance Certificate may be sent via facsimile to Lender at (650) 473-9194 or via e-mail to cnorman@herculestech.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to cnnorman@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Lender at: (866) 468-8916, attention Chief Credit Officer.

7.2           Management Rights. Borrower shall permit any representative that Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Lender with respect to any business issues shall not be deemed to give Lender, nor be deemed an exercise by Lender of, control over Borrower’s management or policies.

7.3           Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Lender’s Lien on the Collateral. Borrower shall from time to time procure any instruments or documents as may be requested by Lender, and take all further action that may be necessary or desirable, or that Lender may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Lender’s name or in the name of Lender as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Lender’s Lien thereon against all Persons claiming any interest adverse to Borrower or Lender other than Permitted Liens.

7.4           Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion.

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7.5           Collateral. Borrower shall at all times keep the Collateral and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting the Collateral, such other property and assets, or any Liens thereon. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting such Subsidiary’s assets.

7.6           Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7           Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to Borrower, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate or (d) waive, release or forgive any indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.

7.8           Transfers. Except for Permitted Transfers, Borrower shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.9           Mergers or Acquisitions. Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

7.10         Taxes. Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

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7.11         Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Lender. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Lender; and (ii) such relocation shall be within the continental United States. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Lender, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Lender.

7.12         Deposit Accounts. Neither Borrower nor any Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Lender has an Account Control Agreement; notwithstanding the above, no Account Control Agreement shall be required in connection with Borrower’s Deposit Account held with Bank of America as shown on Exhibit E so long as such Deposit Account is closed by April 22, 2013.

7.13         Borrower shall notify Lender of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Subsidiary organized under the laws of any State within the United States to execute and deliver to Lender a Joinder Agreement.

7.14         Lender has received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the loan to Borrower will be made under the SBA license and the SBIC Act. Addendum 1 to this Agreement outlines various responsibilities of Lender and Borrower associated with an SBA loan, and such Addendum 1 is hereby incorporated in this Agreement.

7.15         Lender is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

7.16         Lender is making the Loans referred to herein and any subsequent conversions of the Loan into Common Stock of the Borrower as an investment for its own account and not with a view to resell or distribute any securities of the Borrower; provided, however, that nothing in this Section 7.16 shall in any way be deemed an agreement to limit or otherwise restrict Lender’s right to sell or transfer any securities of the Borrower except as stated explicitly in this Agreement.

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SECTION 8. RIGHT TO invest;RIGHT TO CONVERT

8.1           Lender or its assignee or nominee shall have the right, in its discretion, to participate in any Subsequent Financing in an amount of up to $1,000,000 on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1           Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; or

9.2           Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 and 7.14) such default continues for more than fifteen (15) days after the earlier of the date on which (i) Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 or 7.14, the occurrence of such default; or

9.3           Material Adverse Effect. A circumstance constituting a Material Adverse Effect; or

9.4           Other Loan Documents. The occurrence of any default under any Loan Document or any other agreement between Borrower and Lender and such default continues for more than fifteen (15) days after the earlier of (a) Lender has given notice of such default to Borrower, or (b) Borrower has actual knowledge of such default; or

9.5           Representations. Any representation or warranty made by Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect; or

9.6           Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) forty five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) forty five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

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9.7           Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $250,000 and shall remain unsatisfied, unvacated or unstayed for a period of twenty (20) days, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or

9.8           Other Obligations. Other than bona fide disputes in the order course of business, the occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in a principle amount in excess of $250,000, or the occurrence of any default under any agreement or obligation of Borrower that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. REMEDIES

10.1         General. Upon and during the continuance of any one or more Events of Default, (i) Lender may, at its option, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.6, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) Lender may notify any of Borrower’s account debtors to make payment directly to Lender, compromise the amount of any such account on Borrower’s behalf and endorse Lender’s name without recourse on any such payment for deposit directly to Lender’s account. Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Lender’s rights and remedies shall be cumulative and not exclusive.

10.2         Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Lender may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Lender in the following order of priorities:

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First, to Lender in an amount sufficient to pay in full Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Lender may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3         No Waiver. Lender shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Lender to marshal any Collateral.

10.4         Cumulative Remedies. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

SECTION 11. MISCELLANEOUS

11.1         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2         Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

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(a)	If to Lender:

HERCULES TECHNOLOGY III, L.P.
Legal Department
Attention: Chief Legal Officer and Chad Norman
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

(b)	If to Borrower:

NEURALSTEM, INC.

Attention: Richard Garr, Chief Executive Officer
9700 Great Seneca Parkway
Rockville, MD 20850
Facsimile: 301-560-6634
Telephone: 240-475-3148

or to such other address as each party may designate for itself by like notice.

11.3         Entire Agreement; Amendments. This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Lender’s revised proposal letter dated February 22, 2013). None of the terms of this Agreement or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

11.4         No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5         No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission or delay by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

11.6         Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

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11.7         Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Lender’s express prior written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender’s successors and assigns, provided that prior to the occurrence of an Event of Default, Lender shall not assign its rights hereunder and under the other Loan Documents to any Person involved in the development and commercialization of drugs or treatments in the pharmaceutical or biotechnology industries unless such assignment is pre-approved in writing by Borrower, and any such attempt to assign without such consent prior to the occurrence of an Event of Default shall be void and of no effect.

11.8         Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Lender in the State of California, and shall have been accepted by Lender in the State of California. Payment to Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9         Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10         Mutual Waiver of Jury Trial / Judicial Reference.

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(a)          Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and Lender; Claims that arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b)          If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)          In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11         Professional Fees. Borrower promises to pay Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses (including fees and expenses of in-house counsel) incurred by Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

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11.12         Confidentiality. Lender acknowledges that certain items of Collateral and information provided to Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Lender’s security interest in the Collateral shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Lender’s counsel; (e) to comply with any legal requirement or law applicable to Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Lender’s sale, lease, or other disposition of Collateral after default; (g) to any participant or assignee of Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13         Assignment of Rights. Borrower acknowledges and understands that Lender may sell and assign all or part of its interest hereunder and under the Loan Documents to any person or entity (an “Assignee”), subject to any restrictions included in Section 11.7. After such assignment the term “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14         Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Lender in Cash.

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11.15         Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16         No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any person other than Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely between the Lender and the Borrower.

11.17         Publicity. (a)          Borrower consents to the publication and use by Lender and any of its member businesses and affiliates of (i) Borrower's name (including a brief description of the relationship between Borrower and Lender) and logo and a hyperlink to Borrower’s web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the "Lender Publicity Materials"); (ii) the names of officers of Borrower in the Lender Publicity Materials; and (iii) Borrower’s name, trademarks or servicemarks in any news release concerning Lender.

Except as required by law or in connection with the Borrower’s public filings with the SEC, neither Borrower nor any of its member businesses and affiliates shall, without Lender’s consent, publicize or use (i) Lender's name (including a brief description of the relationship between Borrower and Lender), logo or hyperlink to Lender’s web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the "Borrower Publicity Materials"); (ii) the names of officers of Lender in the Borrower Publicity Materials; and (iii) Lender’s name, trademarks, servicemarks in any news release concerning Borrower.

(SIGNATURES TO FOLLOW)

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IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

NEURALSTEM, INC.

Signature:

Print Name:	Richard Garr

Title:	Chief Executive Officer

Accepted in Palo Alto, California:

LENDER:

HERCULES TECHNOLOGY III, L.P.,
a Delaware limited partnership

By:	Hercules Technology SBIC
Management, LLC, its General
Partner

By:	Hercules Technology Growth
Capital, Inc., its Manager

By:
Name:
Its:

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Table of Addenda, Exhibits and Schedules

Addendum 1:	SBA Provisions

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B:	Term Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	ACH Debit Authorization Agreement

Exhibit I:	Conversion Election Notice

Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.14	Capitalization

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ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

(a)          Borrower’s Business.  For purposes of this Addendum 1, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103.  Borrower represents and warrants to Lender as of the Closing Date and covenants to Lender for a period of one year after the Closing Date with respect to subsections 2, 3, 4, 5, 6 and 7 below, as follows:

1.	Size Status. Borrower does not have tangible net worth in excess of $18 million or average net income after Federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years in excess of $6 million;

2.	No Relender. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3.	No Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4.	No Real Estate Business. Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5.	No Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business's financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

35

6.	No Farm Land Purchases. Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7.	No Foreign Investment. The proceeds of the Loan will not be used substantially for a foreign operation. At the time of the Loan, Borrower will not have more than 49 percent of its employees or tangible assets located outside the United States. The representation in this subsection (7) is made only as of the date hereof and shall not continue for one year as contemplated in the first sentence of this Section 1.

(b)          Small Business Administration Documentation.  Lender acknowledges that Borrower completed, executed and delivered to Lender SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Lender regarding its intended use of proceeds from the sale of securities to Lender (the “Use of Proceeds Statement”).  Borrower represents and warrants to Lender that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of the Closing Date is accurate and complete.

(c)          Inspection.  The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents.  Subject to the preceding sentence, Borrower will permit, for so long as Lender holds any debt or equity securities of Borrower, Lender or its representative, at Lender’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Lender or the SBA.

(d)          Annual Assessment.  Promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Lender, Borrower will deliver to Lender a written assessment of the economic impact of Lender’ investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of Lender’s SBA Form 468.   Lender will assist Borrower with preparing such assessment.  In addition to any other rights granted hereunder, Borrower will grant Lender and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds.  Borrower also will furnish or cause to be furnished to Lender such other information regarding the business, affairs and condition of Borrower as Lender may from time to time reasonably request.

36

(e)          Use of Proceeds.  Borrower will use the proceeds from the Loan only for purposes set forth in Section 7.14.  Borrower will deliver to Lender from time to time promptly following Lender’s request, a written report, certified as correct by Borrower's Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed.  Borrower will supply to Lender such additional information and documents as Lender reasonably requests with respect to its use of proceeds and will permit Lender and the SBA to have access to any and all Borrower records and information and personnel as Lender deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in Section 7.14.

(f)          Activities and Proceeds.  Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720.  Without obtaining the prior written approval of Lender, Borrower will not change within 1 year of the date hereof, Borrower’s current business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act.

(g)          Compliance and Resolution.   Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or Lender believes that there is a substantial risk of such assertion) that Lender and its affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued to Lender by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements between Borrower and Lender.  In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or Lender believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) Lender and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Lender, and any governmental regulatory agency, and (ii) upon request of Lender, Borrower will cooperate and assist with any assignment of the financing agreements from Hercules Technology III, L.P. to Hercules Technology Growth Capital, Inc.

37

EXHIBIT A

ADVANCE REQUEST

To:	Lender:	Date:	__________, 2013

HERCULES TECHNOLOGY III, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Attn:

Neuralstem, Inc. (“Borrower”) hereby requests from HERCULES TECHNOLOGY III, L.P. (“Lender”) an Advance in the amount of _____________________ Dollars ($________________) on ______________, _____, 2013 (the “Advance Date”) pursuant to the Loan and Security Agreement between Borrower and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)          Issue a check payable to Borrower                ________

or

(b)          Wire Funds to Borrower’s account               ________

Bank:
Address:

ABA Number:
Account Number:
Account Name:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement and in the Warrant are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Lender has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Advance.

38

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Lender promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Lender has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of March __, 2013.

BORROWER: NEURALSTEM, INC.

SIGNATURE:

TITLE:

PRINT NAME:

39

ATTACHMENT TO ADVANCE REQUEST

Dated: _______________________

Borrower hereby represents and warrants to Lender that Borrower’s current name and organizational status is as follows:

Name:	Neuralstem, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	3357784

Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its current locations are as follows:

LOCATIONS OF COMPANY AND ITS SUBSIDIARIES

a.           The Company and each of its subsidiaries maintain books or records at the following addresses:

Complete street and mailing address, including county	Name of Company/Subsidiary

9700 Great Seneca Highway, Rockville, Maryland 20850	Neuralstem, Inc.,

9700 Great Seneca Highway, Rockville, Maryland 20850	Suzhou Neuralstem Biopharmaceutical Co., Ltd

b.           The Company and its subsidiaries own, lease, or occupy real property located at the following addresses and maintain equipment, inventory, or other property at such address:

Complete street and mailing address, including county	Name of Company/Subsidiary	Equipment/Inventory/other Collateral

9700 Great Seneca Highway, Rockville, Maryland 20850	Neuralstem, Inc.	Lab Equipment/Furniture

Suzhou Industrial Park Building A3, Xin Hu Rd# 218.,	Suzhou Neuralstem Biopharmaceutical Co., Ltd	Lab Equipment

1105 Flintkote Avenue, San Diego, CA 92128	Neuralstem, Inc.	Lab Equipment/Furniture

Charles River Labs, Malvern PA	Neuralstem, Inc.	Biological Materials

Genetics and IVF Institute, Gaithersburg, MD	Neuralstem, Inc.	Biological Materials

PM Machine / Duke Manufacturing, Willoughby, Ohio	Neuralstem, Inc.	Spinal Platforms (Inventory)

40

c.           The following are the names and addresses of all warehousemen, bailees, or other third parties who have possession of any of the Company’s inventory, equipment, or other property or that of its subsidiaries:

Name and complete mailing address of third party	Description of assets held with third party including estimated FMV	Name of Company/Subsidiary

N/A

41

EXHIBIT B

SECURED TERM PROMISSORY NOTE

$[ ],000,000	Advance Date: ___ __, 20[ ]

Maturity Date: _____ ___, 20[ ]

FOR VALUE RECEIVED, [                                             ], a [                ] corporation, for itself and each of its Subsidiaries (the “Borrower”) hereby promises to pay to the order of Hercules Technology III, L.P., a Delaware limited partnership or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [ ] Million Dollars ($[ ],000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a floating rate equal to the greater of either (i) 11.0% plus the prime rate as reported in The Wall Street Journal, and if not reported, then the prime rate next reported in the Wall Street Journal, minus 3.25%, or (ii) 11.0%., with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated March 22, 2013, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement, including the right of Borrower to pay a portion of the amounts due and owing under this Promissory Note in shares of Common Stock in accordance with, and subject to the limitations set forth in, Section 2.1(f) of the Loan Agreement (including the requirement that any shares of Common Stock issuable by Borrower upon conversion of this Note are subject to an effective resale registration statement or are eligible for resale to the public pursuant to Rule 144 without any limitation). All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:	[ ]

By:
Title:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1.  Borrower represents and warrants to Lender that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	Neuralstem, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	DE File Number 3357784

2.  Borrower represents and warrants to Lender that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name:  Neuralstem, Inc.

Used during dates of:  Since inception

Type of Organization:  C Corporation

State of organization:  Delaware

Organization file Number:  DE File Number 3357784

Borrower’s fiscal year ends on 12/31

Borrower’s federal employer tax identification number is: 52-2007292

3.  Borrower represents and warrants to Lender that its chief executive office is located at:

9700 Great Seneca Highway, Rockville, Maryland.

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

The table below lists all US Patents Owned by Neuralstem, Inc.

Patent #	Issued	Title
5,753,506	5/19/1998	ISOLATION PROPAGATION AND DIRECTED DIFFERENTIATION OF STEM CELLS FROM EMBRYONIC AND ADULT CENTRAL NERVOUS SYSTEM OF MAMMALS
6,040,180	3/21/2000	IN VITRO GENERATION OF DIFFERENTIATED NEURONS FROM CULTURES OF MAMMALIAN MULTIPOTENTIAL CNS STEM CELLS
6,284,539	9/4/2001	METHOD FOR GENERATING DOPAMINERGIC CELLS DERIVED FROM NEURAL PRECURSORS
7,544,511	6/9/2009	STABLE NEURAL STEM CELL LINES
7,691,629	4/6/2010	TRANSPLANTATION OF HUMAN NEURAL CELLS FOR TREATMENT OF NEUROLOGICAL DISORDERS
8,236,299	8/7/2012	METHODS OF TREATING SPINAL CORD INJURY

8,293,488	10/23/2012	METHOD FOR DISCOVERING NEUROGENIC AGENTS
7,858,628	12/28/2010	USE OF FUSED NICOTINAMIDES TO PROMOTE NEUROGENESIS
7,560,553	7/14/2009	USE OF FUSED NICOTINAMIDES TO PROMOTE NEUROGENESIS

8,058,434	11/15/2011	COMPOSITIONS TO EFFECT NEURONAL GROWTH

8,030,492	10/4/2011	COMPOSITIONS TO EFFECT NEURONAL GROWTH

8,362,262	1/29/2013	COMPOSTITIONS AND METHODS OF USE

The table below lists all US Patents PENDING FOR Neuralstem, Inc.

Application Number	Filing Date	Title
12/404,841	3/16/2009	METHODS OF TREATING SPINAL CORD INJURY
12/424,238	4/15/2009	STABLE NEURAL STEM CELL LINES
13/192,972	7/28/2011	METHODS FOR TREATING AND/OR REVERSING NEURODEGENERATIVE DISEASES AND/OR DISORDERS
13/392,489	2/24/2012	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE

The table below lists ALL US Patents Exclusively Licensed by Neuralstem, Inc. From Cleveland Clinic

Patent #	Issued	Title
8,092,495	1/10/2012	TARGETED SPINAL CORD THERAPEUTICS DELIVERY
7,833,217	11/16/2010	FLOATING SPINAL CANNULA AND METHOD OF USE

The table below lists all Foreign Patents Owned by Neuralstem, Inc.

Patent #	Issued	Country	Title
0915968	7/25/2007	EUROPEAN PATENT CO	ISOLATION PROPAGATION AND DIRECTED DIFFERENTIATION OF STEM CELLS FROM EMBRYONIC AND ADULT CENTRAL NERVOUS SYSTEM OF MAMMALS
755849	4/3/2003	AUSTRALIA	STABLE NEURAL STEM CELL LINES
2343571	1/3/2012	CANADA	STABLE NEURAL STEM CELL LINES
4709382	3/25/2011	JAPAN	STABLE NEURAL STEM CELL LINES
0915968	7/25/2007	SWITZERLAND	ISOLATION PROPAGATION AND DIRECTED DIFFERENTIATION OF STEM CELLS FROM EMBRYONIC AND ADULT CENTRAL NERVOUS SYSTEM OF MAMMALS
69737949.3	7/25/2007	GERMANY	ISOLATION PROPAGATION AND DIRECTED DIFFERENTIATION OF STEM CELLS FROM EMBRYONIC AND ADULT CENTRAL NERVOUS SYSTEM OF MAMMALS
0915968	7/25/2007	SPAIN	ISOLATION PROPAGATION AND DIRECTED DIFFERENTIATION OF STEM CELLS FROM EMBRYONIC AND ADULT CENTRAL NERVOUS SYSTEM OF MAMMALS
0915968	7/25/2007	FRANCE	ISOLATION PROPAGATION AND DIRECTED DIFFERENTIATION OF STEM CELLS FROM EMBRYONIC AND ADULT CENTRAL NERVOUS SYSTEM OF MAMMALS
0915968	7/25/2007	IRELAND	ISOLATION PROPAGATION AND DIRECTED DIFFERENTIATION OF STEM CELLS FROM EMBRYONIC AND ADULT CENTRAL NERVOUS SYSTEM OF MAMMALS
0915968	7/25/2007	UNITED KINGDOM	ISOLATION PROPAGATION AND DIRECTED DIFFERENTIATION OF STEM CELLS FROM EMBRYONIC AND ADULT CENTRAL NERVOUS SYSTEM OF MAMMALS
0915968	7/25/2007	SWEDEN	ISOLATION PROPAGATION AND DIRECTED DIFFERENTIATION OF STEM CELLS FROM EMBRYONIC AND ADULT CENTRAL NERVOUS SYSTEM OF MAMMALS
183092	3/1/2012	ISRAEL	METHODS OF TREATING SPINAL CORD INJURY
2434636	11/27/2011	RUSSIA, FEDERATION OF	METHODS OF TREATING SPINAL CORD INJURY
132324	11/30/2009	SINGAPORE	METHODS OF TREATING SPINAL CORD INJURY
10524	10/3/2012	VIETNAM	METHODS OF TREATING SPINAL CORD INJURY
204356	12/28/2011	ISRAEL	METHODS OF TREATING SPINAL CORD INJURY

The table below lists all FOREIGN Patents PENDING FOR Neuralstem, Inc.

Application #	Filing Date	Country	Title
2010289802	8/24/2010	AUSTRALIA	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
037903564	12/5/2003	BELGIAN	METHOD FOR DISCOVERING NEUROGENIC AGENTS
1120120041614	8/24/2010	BRAZIL	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
2257068	5/7/1997	CANADA	ISOLATION PROPAGATION AND DIRECTED DIFFERENTIATION OF STEM CELLS FROM EMBRYONIC AND ADULT CENTRAL NERVOUS SYSTEM OF MAMMALS
2772080	8/24/2010	CANADA	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
4932012	8/24/2010	CHILE	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
200580039450	11/17/2005	CHINA	METHODS OF TREATING SPINAL CORD INJURY
2010800465155	8/24/2010	CHINA	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
99948396.9	9/20/1999	EUROPEAN PATENT CO	STABLE NEURAL STEM CELL LINES
037903564	12/5/2003	EUROPEAN PATENT CO	METHOD FOR DISCOVERING NEUROGENIC AGENTS
05851748.3	11/17/2005	EUROPEAN PATENT CO	METHODS OF TREATING SPINAL CORD INJURY
108142605	8/24/2010	EUROPEAN PATENT CO	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
08106303.1	6/5/2008	HONG KONG	METHODS OF TREATING SPINAL CORD INJURY
2613/CHENP/2007	11/17/2005	INDIA	METHODS OF TREATING SPINAL CORD INJURY
2370DELNP2012	8/24/2010	INDIA	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
W00201201102	8/24/2010	Indonesia	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
pending	8/24/2010	ISRAEL	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
2007-543219	11/17/2005	JAPAN	METHODS OF TREATING SPINAL CORD INJURY
2012526928	8/24/2010	JAPAN	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE

2010-254952	11/15/2010	JAPAN	STABLE NEURAL STEM CELL LINES
2012-20641	2/2/2012	JAPAN	METHODS OF TREATING SPINAL CORD INJURY
1020127007653	8/24/2010	KOREA	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
MXA2012002335	8/24/2010	MEXICO	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
598891	8/24/2010	NEW ZEALAND	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
20073078	11/17/2005	NORWAY	METHODS OF TREATING SPINAL CORD INJURY
PCT/US2010/046537	8/24/2010	PCT INTERNATIONAL	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
PCT/US2011/045732	7/28/2011	PCT INTERNATIONAL	METHODS FOR TREATING AND/OR REVERSING NEURODEGENERATIVE DISEASES AND/OR DISORDERS
1-2007-501016	11/17/2005	PHILIPPINES	METHODS OF TREATING SPINAL CORD INJURY
12010502167	9/23/2010	PHILIPPINES	METHODS OF TREATING SPINAL CORD INJURY
12012500395	8/24/2010	PHILLIPINES	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
2012111227	8/24/2010	RUSSIA, FEDERATION OF	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
2011131830	7/28/2011	RUSSIA, FEDERATION OF	METHODS OF TREATING SPINAL CORD INJURY
2012012878	8/24/2010	SINGAPORE	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE
10-2007-7012097	11/17/2005	SOUTH KOREA	METHODS OF TREATING SPINAL CORD INJURY
1201000761	8/24/2010	THAILAND	SYNTHESIS OF A NEUROSTIMULATIVE PIPERAZINE

The table below lists the FOREIGN Patents PENDING Exclusively Licensed by Neuralstem, Inc. From Cleveland Clinic

Application #	Filing Date	Country	Title
PCT/US09/39451	4/3/2009	EUROPEAN PATENT CO	Spinal Platform and Method for Delivering a Therapeutic Agent to a Spinal Cord Target
PCT/US09/49427	7/1/2009	EUROPEAN PATENT CO	Floating Cannula and Method Of Use

THE TABLE BELOW LISTS ALL US PATENTS PENDING EXCLUSIVELY LICENSED BY NEURALSTEM, INC. FROM CLEVELAND CLINIC

Application Number	Filing Date	Title
12/913,527	10/27/2010	FLOATING CANNULA AND METHODS OF USE

Neuralstem DOES NOT Hold ANY TrademarkS at the PRESENT TIME

Neuralstem Does not Hold any Copyrights at the present time

Neuralstem Holds the Exclusive Worldwide License Rights to the Spinal Platform and Floating Cannula technologies developeD TO DELIVER OUR HUMAN NEURAL STEM CELLS to a Spinal Cord Target. This TECHNOLOGY HAS BEEN SUBLICENSED TO TWO COMPANIES TO DATE: Q Therapeutics and CEDARS SINAI.

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

EXHIBIT F

COMPLIANCE CERTIFICATE

HERCULES TECHNOLOGY III, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated March 22, 2013, and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) between HERCULES TECHNOLOGY III, L.P. (“Hercules”) as Lender and Neuralstem, Inc. (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Interim Financial Statements	Monthly within 30 days

Interim Financial Statements	Quarterly within 50 days

Audited Financial Statements	FYE within 150 days

Very Truly Yours,

NEURALSTEM, INC.

By:

Name:

Its:

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [              ], 20[  ], and is entered into by and between__________________., a ___________ corporation (“Subsidiary”), and HERCULES TECHNOLOGY III, L.P. as a Lender.

RECITALS

A. Subsidiary’s Affiliate, [                              ] (“Company”) [has entered/desires to enter] into that certain Loan and Security Agreement dated March 22, 2013, with Lender, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Lender agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.	By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that Lender shall have no duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith. Rather, to the extent that Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other person or entity. By way of example (and not an exclusive list): (a) Lender’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed between Company and Lender shall be deemed provided to Subsidiary; (b) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (c) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

_________________________________.

By:
Name:
Title:

Address:

Telephone: ___________
Facsimile: ____________

LENDER:

HERCULES TECHNOLOGY III, L.P.,

a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC,

its General Partner

By	Hercules Technology Growth Capital, Inc.,

its Manager

By:
Name:
Its:

Address:

400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

HERCULES TECHNOLOGY III, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Loan and Security Agreement dated March 22, 2013 between Neuralstem, Inc. (“Borrower”) and HERCULES TECHNOLOGY III, L.P. (“Company”) (the “Agreement”)

In connection with the above referenced Agreement, the Borrower hereby authorizes the Company to initiate debit entries for the periodic payments due under the Agreement to the Borrower’s account indicated below. The Borrower authorizes the depository institution named below to debit to such account.

Depository Name	Branch

City	State and Zip Code

Transit/ABA Number	Account Number

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

(Borrower)(Please Print)

By:

Date:

EXHIBIT I

CONVERSION ELECTION NOTICE

[INSERT DATE]

Hercules Technology III, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated March __, 2013 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) between Hercules Technology III, L.P., as Lender, and Neuralstem, Inc. (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

Borrower hereby irrevocably elects to make the Principal Installment Payment in the amount of $_________ due on [________] (the “Delivery Date”) in shares of Common Stock in accordance with Section 2.1(f) of the Loan Agreement.1 The number of shares of Common Stock to be delivered to Lender, on or prior to the Delivery Date, is [_____________], which amount was determined in accordance with Section 2.1(f) of the Loan Agreement. The stock certificates shall be delivered free and clear of any restrictive legends.

Borrower hereby represents, warrants and certifies to Lender that, as of the date hereof, all of the Conversion Conditions have been satisfied. Borrower acknowledges and agrees that its right to pay the Principal Installment Payment in Common Stock in accordance with this Conversion Election Notice is subject to the satisfaction of all of the Conversion Conditions on the Delivery Date and, to the extent any of the Conversion Conditions are not satisfied on the Delivery Date, Borrower shall pay the Principal Installment Payment in cash.

Sincerely,

NEURALSTEM, INC.

By:

Name:

Its:

1 Note: In accordance with Section 2.1(f) of the Loan Agreement, the Delivery Date must be at least 10 days following the date of delivery of this Conversion Election Notice.

Schedule 1

SUBSIDIARIES

1.	Suzhou Neuralstem Biopharmaceutical Co., Ltd

Schedule 1a

BORROWER’S INDEBTEDNESS

Schedule 1b

BORROWER’S INVESTMENTS

Schedule 1c

BORROWER’S LIENS

Schedule 5.3

CONSENTS

Schedule 5.5

ACTIONS BEFORE GOVERNMENTAL AUTHORITIES

Schedule 5.8

TAX MATTERS

Schedule 5.9

INTELLECTUAL PROPERTY CLAIMS

Schedule 5.10

INTELLECTUAL PROPERTY

Schedule 5.11

BORROWER’S PRODUCTS AND INTELLECTUAL PROPERTY

Schedule 5.14

BORROWER’S CAPITALIZATION AND SUBSIDIARIES